Exhibit 15.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F, Registration Statements on Form S-8 (File Number 333-157279) and Registration Statement on Form F-10 (File Number 333-157279) of Transition Therapeutics Inc of our report dated September 9, 2011 relating to the consolidated financial statements which appears as an exhibit to this Annual Report on Form 20-F.  We also consent to the reference to us under the heading “Interests of Experts” in the Annual Information Form incorporated by reference in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

Toronto, Canada
September 19, 2011